UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2015 (April 30, 2015)

Date of Report (Date of earliest event reported)

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1920 Main Street, Suite 1200

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 407-0700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.07              Submission of Matters to a Vote of Security Holders.

HCP, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 30, 2015.  At the Annual Meeting, there were present, in person or by proxy, 415,056,754 shares of the Company’s common stock, which represented approximately 89.94% of the shares entitled to vote and constituted a quorum.

Set forth below are the voting results of the four proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 17, 2015.

Proposal 1.  All of the nominees listed below were elected to the Board of Directors of the Company (the “Board”), and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

	For	Against	Abstain	Broker Non-Votes	% of Votes Supporting

Brian G. Cartwright	358,162,376	9,517,790	652,100	46,724,488	97.41%

Christine N. Garvey	358,283,723	9,419,948	628,595	46,724,488	97.44%

David B. Henry	358,981,420	8,691,588	659,258	46,724,488	97.64%

James P. Hoffmann	365,042,359	2,585,352	704,555	46,724,488	99.30%

Lauralee E. Martin	359,757,445	7,941,621	633,200	46,724,488	97.84%

Michael D. McKee	351,385,553	15,889,190	1,057,523	46,724,488	95.67%

Peter L. Rhein	355,336,923	12,320,637	674,706	46,724,488	96.65%

Joseph P. Sullivan	358,769,309	8,912,473	650,484	46,724,488	97.58%

Proposal 2.  The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved at the Annual Meeting.

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting

405,688,140	8,533,478	835,136	N/A	97.94%

Proposal 3.  The advisory vote to approve executive compensation was approved at the Annual Meeting.

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting

347,515,960	16,240,919	4,575,387	46,724,488	95.54%

Proposal 4.  The stockholder proposal regarding proxy access was approved at the Annual Meeting. Proxy access continues to be an evolving issue in corporate governance and the Board will consider the stockholder vote and ongoing developments in determining the appropriate proxy access structure for the Company.

For	Against	Abstain	Broker Non-Votes	% of Votes Supporting

203,604,625	163,327,815	1,399,826	46,724,488	55.49%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2015

HCP, Inc.

	By:	/s/ Timothy M. Schoen

Timothy M. Schoen
Executive Vice President and
Chief Financial Officer